AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated August 1, 2000, by and among PRE-CELL SOLUTIONS, INC., a Colorado corporation (hereinafter "Pre-Cell"), TELECONEX, INC., a Florida corporation (hereinafter the "Company"), STEVEN T. WATSON, CHRIS S. WATSON AND PAUL T. WATSON (collectively, the "Shareholders"), and PRE-CELL SOLUTIONS, INC., a Florida corporation ("PCF"), a wholly-owned subsidiary of Pre-Cell.


                                   WITNESSETH:

         WHEREAS, PCF is a wholly-owned subsidiary of Pre-Cell; and

         WHEREAS, the Boards of Directors of Pre-Cell, PCF and the Company have each determined that it is advisable and in the interests of their respective shareholders to consummate, and have approved, the business combination transaction provided for herein in which PCF will merge with and into the Company so that the separate corporate existence of PCF shall cease and the Company will be the Surviving Corporation (as defined below) (the "Merger"), all upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of Florida; and

         WHEREAS, the transaction provided for herein is intended to be consummated in accordance with Section 607.1106 of the Florida Business Corporation Act (the "Florida Business Corporation Act"); and

         WHEREAS, in connection with said merger, each shareholder of the Company is willing to surrender all of the issued and outstanding common shares of the Company owned by such shareholder in exchange for the right to receive certain common shares of Pre-Cell, as detailed herein, and further subject to the covenants and undertakings of the parties hereto; and

         WHEREAS, the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the capital stock of the Company into the right to receive common shares of Pre-Cell and such other terms and conditions as may be required or permitted to be stated in this Agreement are set forth below; and

         WHEREAS, for Federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "Plan of Reorganization" for purposes of Section 368 of the Code.

         WHEREAS, PCF and the Company and their respective shareholders desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, PCF shall be merged with and into the Company in accordance with the Florida Business Corporation Act. The Company shall be the surviving corporation in the Merger (the
"Surviving Corporation") and the separate corporate existence of PCF shall cease. PCF and the Company are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of the Company shall be converted or cancelled in the manner provided in
Article II.

         1.2 Effective Time. At the Closing (as defined in Section 1.3), Articles of Merger shall be duly prepared and executed by the Company and PCF and thereafter delivered to the Secretary of State of the State of Florida (the "Secretary of State") for filing, as provided in Section 607.1105 of the Florida Business Corporation Act, on, or as soon as practicable after, the Closing Date (as defined in Section 1.3). The Merger shall become effective at the time Articles of Merger are filed with the Florida Secretary of State (the "Effective Time").

         1.3 Closing. The closing of the Merger (the "Closing") will take place at the offices of Tobin & Reyes, P.A., 7251 West Palmetto Park Avenue, Suite 205, Boca Raton, Florida 33433, or at such other place as the parties hereto mutually agree, on the date that is five (5) days after the last of the closing conditions set forth in Article VII and VIII have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to the Company and Pre-Cell the certificates and other documents and instruments required to be delivered under Articles VII and VIII.

         1.4 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         1.5 Directors and Officers of the Surviving Corporation. The directors of the Surviving Corporation shall be Steve Watson, Paul Watson, Thomas Biddix, and Tom Fricks, and the officers of the Surviving Corporation shall be Thomas E. Biddix, Chief Executive Officer, Chris Watson, President, Tom Fricks, Secretary-Treasurer, and Steve Watson and Paul Watson, Vice Presidents, in each instance until their respective successors shall have been duly elected or

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

appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

         1.6 Effects of the Merger. Pursuant to Section 607.1106 of the Florida Business Corporation Act, on the Effective Date, the corporate identity, property, purposes, powers, franchises, rights and obligations of PCF shall be transferred to, vest in, and be merged with the Company, without further act or deed. The Company hereby appoints and designates the President and the Secretary of the Surviving Corporation as its attorneys-in-fact to execute, acknowledge and deliver on behalf of the Company any assignments, deeds, statements, verifications or other instruments that are necessary or appropriate to effectuate or evidence the transfer or vesting of any property, right, privilege or franchise of the Company in the Surviving Corporation as a result of the Merger.

         1.7 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of the Company or to effect the other purposes of this Agreement.

                                   ARTICLE II
                              CONVERSION OF SHARES

         2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Capital Stock of the Company. Each issued and outstanding share of the common stock, par value $10.00 per share, of the Company ("Company Common Stock") shall be converted into and become 22.7778 (683,334/30,000) fully paid and non-assessable shares of common stock, par value $.01 per share, of Pre-Cell ("Pre-Cell Common Stock"). Each certificate representing outstanding shares of Company Common Stock shall at the Effective Time represent shares of Pre-Cell Common Stock determined by multiplying the number of shares of Company Common Stock represented by such certificate immediately prior to the Effective Time by 22.7778 (the "Merger Consideration").

                  (b) Cancellation of Treasury Stock and Stock Owned by the Company. All shares of common stock, par value $0.01 per share, of the Company that are owned by the Company as treasury stock shall be cancelled and retired and shall cease to exist and no Pre-Cell Common Stock or other consideration shall be delivered in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

                  (c) Exchange Ratio for Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in

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

Section 2.1(e)), shall be converted into the right to receive Twenty Two and fractional (22.7778) (the "Conversion Number") fully paid and non-assessable shares of Pre-Cell Common Stock, subject to adjustment as follows: (i) if, prior to the Effective Time, Pre-Cell shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Pre-Cell Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Pre-Cell Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this sentence; and (ii) if the average closing price of one share of Pre-Cell's Common Stock is less than $2.00 per share during the five days immediately preceding the Closing, then the number of shares of Pre-Cell Common Stock to be delivered to the Shareholders or their designees shall be equal to the quotient of (a) $1,025,000, divided by (b) seventy five percent (75%) of the closing price of one share of Pre-Cell Common Stock on the day immediately preceding the Closing.. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Pre-Cell Common Stock and any cash in lieu of fractional shares of Pre-Cell Common Stock to be issued or paid in consideration thereof (determined in accordance with Section 2.2(e)), upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  (d) Newly Issued Shares of the Company. At the conclusion of the aforesaid conversions and cancellations, one (1) share of Company Common Stock shall be issued to Pre-Cell for par value consideration and the Company shall become a wholly-oned subsidiary of Pre-Cell.

                  (e)     Dissenting Shares.

                           (i)  Notwithstanding  any provision of this Agreement
to the contrary, the holder of each outstanding share of Company Common Stock which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the Florida Business Corporation Act and has not effectively withdrawn or lost such right to appraisal (as "Dissenting Share"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1(a), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the Florida Business Corporation Act; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Florida Business Corporation Act, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to
Section 2.1(a).

                           (ii) The  Company  shall  give  Pre-Cell  (x)  prompt
notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the Florida Business Corporation Act relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware law. The

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

Company will not voluntarily make any payments with respect to any demands for appraisal and will not, except with the prior written consent of Pre-Cell, settle or offer to settle any such demands.

         2.2      Exchange of Certificates.

                  (a) As soon as practicable after the Effective Date, each holder of a certificate or certificates which prior thereto represented validly issued and outstanding shares of Company Common Stock shall surrender such certificate or certificates to Pre-Cell or to its designated transfer agent, and shall receive in exchange therefore a certificate representing the number of shares of Pre-Cell Common Stock into which the shares of the Company's Common Stock theretofore represented by the surrendered certificate or certificates shall have been converted pursuant to Section 2.1(a) hereof. Until so surrendered, each certificate that on the Effective Date represents issued and outstanding shares of the Company's Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Pre-Cell Common Stock into which the shares of Company Common Stock shall have been converted.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company and the Shareholders, jointly and severally, to the best of the Shareholders knowledge and belief after diligent inquiry (but without consulting professionals such as outside counsel or accountants), represent and warrant to PCF and Pre-Cell that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article III), except as set forth in the schedules hereto.

         3.1      Organization and Good Standing.

                  (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.1(a), such jurisdictions comprising all jurisdictions in which the Company owns or leases any property, or conducts any business, so as to require such qualification.

                  (b) The Company has no subsidiary nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, limited liability company, joint venture, partnership, association or other entity.

         3.2 No Conflicts. Except as set forth on Schedule 3.2, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any material term or provision of, or constitute a material default under (with or without notice or passage of time, or both), or otherwise give any person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust,

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

loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected including, without limitation, all arrangements in Section 3.19 hereof, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any legal requirement applicable to or binding upon it,
(c) result in the creation or imposition of any lien upon any property or asset of the Company or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company.

         3.3 Capitalization. The authorized capital stock of the Company consists solely of one thousand (1,000) shares of the Company Common Stock, of which only thirty (30) shares are, and as the Effective Time will be, issued and outstanding. All of the shares of the Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and outstanding. Other than as set forth on Schedule 3.3, (i) there are no existing options, warrants, right, calls or commitments of any character relating to the shares of the Company Common Stock or any other capital stock or securities of the Company, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of the Company Common Stock or any other capital stock or securities of the Company and no commitments to issue such securities or instruments and no person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of the Company Common Stock or any other capital stock or securities of the Company.

         3.4      Financial Statements.

                  (a) Schedule 3.4 hereto  contains true and complete  copies of
(i) the unaudited balance sheet of the Company at June 30, 2000 (the "Company Balance Sheet Date"), and the related unaudited statement of income for the four months then ended, and (ii) the unaudited balance sheet of the Company at December 31, 1999, and the related unaudited statement of income for the fiscal year then ended (the financial statements described in clause (i) and (ii) above are collectively referred to as the "Company Financial Statements").

                  (b) The Company Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations of the Company for the periods specified therein, have been prepared with principles applied on a consistent basis, have been derived from the accounting records of the Company, and do not contain any untrue statement of material fact or omit to state a material fact.

         3.5      Title to Property; Encumbrances.

                  (a) Title to and Condition of Properties. Except as set forth in Schedule 3.5, the Company has good, valid and marketable title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property (including without limitation property and assets shown or reflected on the Company's Financial Statements now used in and necessary for the conduct of its business as presently conducted and all such properties are either owned free and clear of all mortgages, pledges, liens, security interests, encumbrances, options,

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

rights of first refusal and restrictions of any nature whatsoever (collectively a "Lien") or listed as a lease on Schedule 3.5(d)). All such properties are useable for their current uses without violating any applicable federal, state or local laws, or any applicable private restriction, and such uses are legal conforming uses. Except as set forth in Schedule 3.5, no financing statement under the Uniform Commercial Code or similar law naming the Company or any of its predecessors has been filed authorizing any party to file any such financing statement. All tangible personal property owned, leased or used by the Company is suitable for the purpose or purposes for which it is being used and has been maintained in accordance with the terms of the lease applicable thereto.
Schedule 3.5 lists the names of all secured parties holding any mortgage, lien, security interest or other encumbrances on any property of the Company and describes the property that is encumbered, the amount of any loan relating to such encumbrance and the file number of any file relating to such encumbrance.

                  (b) The Company does not own or have the right to acquire any real property.

                  (c) Schedule 3.5(c) contains a list of all tangible personal property having a cost or fair market value in excess of $20,000 owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

                  (d) Schedule 3.5(d) contains a list of all real property leases, licenses and personal property leases under which the Company is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties (including a legal description of all leased real property), (ii) the termination date of each such lease or license, (iii) the name of the lessor or licenser and (iv) all rental and other payments made or required to be made for the fiscal years ending December 31, 1999 and December 31, 2000. All leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any real property lease, personal property lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). True and complete copies of all real property leases, licenses and personal property leases listed on
Schedule 3.5(d) have been delivered to Pre-Cell heretofore, as well as copies of any title reports, surveys or environmental reports or audits relating to any leased real property. Except as set forth in Schedule 3.5(d), no such lease or license will require the consent of the lessor or licenser to or as a result of the consummation of the transactions contemplated by this Agreement. For the purposes of this Section 3.5(d), a "lease" shall include a sublease.

                  (e) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendations and requirements of the manufacturers thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The real property and personal property described in Sections 3.5(a), 3.5(b) and 3.5(c) and the real property and personal property held by the Company pursuant to the leases and licenses described in
Schedule 3.5(d) comprise all of the real property and personal property used in the conduct of business of the Company.

                  (f) Except as set forth in Schedule 3.5(f), the Company is not in violation of, or default under, any legal requirement pertaining to any of its owned or leased real or personal property. No notice of violation of any legal requirement, or of any covenant, condition, restriction or easement

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

affecting any real or personal property or with respect to the use or occupancy thereof, has been received by the Company or any of its officers, directors or shareholders .

         3.6 Accounts Receivable. All accounts receivable of the Company reflected in the Company Balance Sheet (except such accounts receivable as have been collected since such dates) arose in the ordinary course, and are valid and enforceable claims. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are fully collectible, except to the extent of the allowance for doubtful accounts reflected in the Company Balance Sheet. Schedule 3.6 contains a true complete aging of the Company's accounts receivable as of the Balance Sheet Date.

         3.7 Stock Ownership. All of the shares of the Company Common Stock are owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal or state securities laws. Each Shareholder of the Company has the full and unrestricted right, power and capacity to transfer and deliver the Company the Company Common Stock owned by him as provided herein and to execute this Agreement and consummate the transactions contemplated by this Agreement without the consent or approval of any other person.

         3.8      Intellectual Property.

                  (a) As used herein, "Company Intellectual Property" shall mean
(a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(e) all computer software (including source code, data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium) of the Company.

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

                  (b) Except for that certain License Agreement entered into as of June (date unknown), 1999 by and between Exceleron Software, Inc. and the Company (the "Exceleron Agreement"), the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Company Intellectual Property necessary or desirable for the operation of the Company as presently conducted. Each item of Company Intellectual Property owned or used by the Company immediately prior to the Effective Time will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Effective Time.

                  (c) To the Company's knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any person, and the Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any the Company Intellectual Property rights of any person). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property rights .

                  (d) Schedule 3.8(d) identifies each patent or registration (including trademarks, tradenames and service marks) which has been issued to the Company with respect to any Company Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any Company Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any Company Intellectual Property (together with any exceptions). The Company has delivered to Pre-Cell correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and the correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.8(d) also identifies each trade name or unregistered trademark and each proprietary design used by the Company. With respect to each item of Company Intellectual Property required to be identified in Schedule 3.8(d): (i) the Company possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) the Company has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (e) Schedule 3.8(e) identifies each item of the Company Intellectual Property that any third party owns and that the Company uses in connection with its operations and business pursuant to license, sublicense, agreement, or permission. The Company has delivered to Pre-Cell correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of the Company Intellectual Property which relates to the operations and business of the Company which is required to be identified in Schedule 3.8(e), except the Exceleron Agreement:
(i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) the Company is not, and to the knowledge of the Company, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) the Company is not, and to the knowledge of the Company, no other party to the license, sublicense, agreement, or permission has repudiated any provision thereof; (v) with respect to each sublicense, the representations and warranties set forth in subsections 3.8(d) above are true and correct with respect to the underlying license; (vi) to the knowledge of the Company, the underlying item of the Company Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or , to the knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and
(viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         3.9      Banking and Insurance.

                  (a) Schedule 3.9(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

                  (b) Schedule 3.9(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the Company's knowledge, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire other than possible increases in premiums that do not result from any act or omission of the Company.

         3.10     Indebtedness.

                  (a) As used herein, "Indebtedness" shall mean, when used with reference to any person, without duplication, (i) any liability of such person created or assumed by such person, or any subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the ordinary course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such person or in effect guaranteed by such person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such person and upon which liabilities or obligations such person customarily pays interest or principal, whether or not such person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include any liability for compensation of such person's employees or for inventory or similar property acquired and consumed in the ordinary course or for services.

                  (b) The Company has no liability or obligation for Indebtedness other than as set forth on Schedule 3.10(b), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Pre-Cell heretofore. Except as described in Schedule 3.10(b), no event has occurred and no condition has become known to the Company (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or nonperformance by the Company or any other person under any instrument or document relating to or evidencing Indebtedness that would entitle any person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as set forth in Schedule 3.10(b), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any person to or as a result of the consummation of the transactions contemplated by this Agreement.

                  (c) Schedule 3.10(c) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company (the "the Company Guaranties"). True and complete copies of all the Company Guaranties have been delivered to Pre-Cell.

         3.11     Judgments; Litigation.

                  (a) There is no (i) outstanding judgment, order, decree, award, stipulation or injunction of any federal, state or local governmental entity or arbitrator (a "Governmental Entity") against or affecting the Company or its properties, assets or business or (ii) action pending against or affecting the Company or its properties, assets or business.

                  (b) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (ii) legal action against or affecting, or to the knowledge of the Company, threatened against or affecting, the Company or its properties, assets or business, (iii) legal action pending or, to the knowledge of the Company, threatened against the Company's officers, directors or employees relating to the Company or its business or (iv) basis for the institution of any legal action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a material adverse effect on business, operations or financial condition of the Company.

         3.12     Income and Other Taxes.  Except as set forth on Schedule 3.12:

                  (a) All tax returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any tax return, which tax return has not since been filed. Pre-Cell has heretofore been furnished by the Company with true, correct and complete copies of each tax return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of income taxes for federal income tax purposes within the meaning of Code Section 6662.

                  (b) All taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income taxes and employment taxes relating to its employees, creditors, independent contractors and other third parties, and for sales taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.

                  (c) The Company has made adequate provision on its book of account for all taxes with respect to its business, properties and operations through the Company Balance Sheet Date, and the accruals for taxes in the Company Balance Sheet are adequate to cover all liabilities for taxes of the Company for all periods ending on or before the Effective Time.

                  (e) The Company has never (i) had a tax deficiency proposed, asserted or assessed against it (ii) executed any waiver of any statute of limitations on the assessment or collection of any taxes, or (iii) been delinquent in the payment of any taxes.

                  (f) No tax return of the Company has been audited or the subject of other legal action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and has no reason to believe that any Governmental Entity may assess (or threaten to assess) any taxes for any periods ending on or prior to the Effective Time.

                  (g) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Effective Time; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G, (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2);
(iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

                  (h) Set forth on Schedule 3.12 is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution.

         3.13 Questionable Payments. Neither the Company nor, to the Company's knowledge, any of its directors, officers, agents, employees or other person associated with or acting on behalf of the Company has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books of account of the Company, (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (f) made any other payment, favor or gift not fully deductible for federal income tax purposes.

         3.14     Employee Benefit Matters.

                  (a) Schedule 3.14 contains a complete list of all "employee benefit plans" within the meaning of Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company or any ERISA affiliate for the benefit of current or former employees, with respect to which the Company or an ERISA affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind (the "Plans"). True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered previously to Pre-Cell: (i) each Plan documents; (ii) a written description of any Plan which is not in writing; (iii) if a Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement; (iv) each Plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; (vi) the most recent actuarial report and valuation; (vii) the most recent determination letter received from the United States Internal Revenue Service with respect to each Plan that is intended to be qualified under Code Section 401 or to be recognized as tax-exempt under Code Section 501(c); (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to each Plan; and (x) all documents and correspondence received from or provided to the Department of Labor, the United States Internal Revenue Service, and Pension Benefit Guaranty Corporation during the past two years.

                  (b) Each Plan and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable legal requirements. No non-exempt prohibited transaction (as defined in Code
Section 4975 and ERISA Sections 406 and 408) has occurred and no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject the Company, any ERISA Affiliate, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by the Company and any other person under the terms of each the Company Plan and applicable legal requirement have been performed.

                  (c) All required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely. With respect to each Plan which is a welfare plan (as defined in ERISA Section 3(1)), the requirements of
Part 6 of Subtitle B of Title I of ERISA and of Code Sections 162(k) and 4980B have been satisfied.

                  (d) All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the lawful past custom and practice of the Company and any ERISA Affiliate. No Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code
Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any SYLIQN Plan exists.

                  (e) There are no pending or, to the Company's knowledge, threatened legal actions (other than routine claims for benefits) asserted or instituted against any Plan or the assets of any Plan, or against the Company, or any ERISA Affiliate, trustee, administrator, or fiduciary of such Plan, and the Company has no knowledge of any facts that could form the basis of any such legal action. There is no pending or, to the Company's knowledge, threatened or contemplated legal action by any Governmental Entity with respect to any the Company Plan, and the Company has no knowledge of any facts that could reasonably be expected to cause or trigger such a legal action.

                  (f) The Company (or, if applicable, an ERISA Affiliate,) may terminate, suspend, or amend each Plan at any time, except to the extent otherwise required by Code Section 4980B, without the consent of the participants or employees covered by such the Company Plan. Neither the Company nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that the Company or an ERISA Affiliate (i) will create additional the Company Plans covering employees of the Company or any ERISA Affiliate, (ii) will increase benefits promised or provided pursuant to any the Company Plan, or (iii) will not exercise after the Effective Time any right or power it may have to terminate, suspend, or amend any the Company Plan.

                  (g) Neither the Company nor any ERISA Affiliate maintains or has maintained any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV of ERISA, including, without limitation, any multi-employer plan (as defined in ERISA Section 3(37)), within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code Sections 162(k) or 4980B).

                  (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any the Company Plan.

                  (i) No event has occurred which could subject the Company or any ERISA Affiliate to any material liability (i) under any legal requirement relating to any the Company Plan, or (ii) resulting from any obligation of the Company or an ERISA Affiliate to indemnify any person against liability incurred with respect to or in connection with any the Plan.

                  (j) Each Plan which is  intended  to be  qualified  under Code
Section 401 has received, since the inception of the Company, a favorable determination letter from the IRS. No event has occurred and no facts or circumstances exist which may cause or result in the loss or revocation of such determination.

         3.15 No Undisclosed Liabilities. Except (i) to the extent set forth or provided for in the Company Balance Sheet or the notes thereto, or (ii) as set forth on Schedule 3.15 which shall include all of the Company's accounts payable and other accrued expenses, as of the date hereof the Company has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including federal, state or local taxes with respect to or based upon the transactions or events occurring at or prior to the Effective Time.

         3.16 Permits, Licenses, Etc. The Company possesses, and is operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to
(i) occupy, maintain, operate and use its real property as it is currently used and proposed to be used, and (ii) conduct its business as currently conducted and as proposed to be conducted (the "Permits"). Schedule 3.16 contains a true and complete list of all the Company Permits. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to the Company's knowledge, threatened in connection with the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and, except as set forth in Schedule 3.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

         3.17 Regulatory Filings. The Company has made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted. All such registrations, filings and submissions were in compliance with all legal requirements (including all federal and state telecommunications laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the Company's knowledge, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

         3.18 Consents. Except as set forth in Schedule 3.18, all consents, authorizations and approvals of any person to or as a result of the consummation of the transactions contemplated hereby, that are necessary in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Company, have been, or as of the Effective Time will be, lawfully and validly obtained by the Company.

         3.19     Material Contracts; No Defaults.

                  (a)      [intentionally deleted]

                  (b) Schedule 3.19(b) contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of $10,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the ordinary course, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price. The principal raw materials used and inventory sold by the Company are available from several sources at competitive prices and upon competitive terms and no interruption in production or material adverse effect on the business, operations or financial condition of the Company will result from the loss of any one of such sources.

                  (c) Schedule 3.19(c) contains a true and complete list of all sales agency, sales representative, distributor, wholesaler, broker, dealer and similar contracts or agreements of the Company, and true and complete copies of the same have been delivered to Pre-Cell heretofore. Except as described in
Schedule 3.19(c), all of such contracts and agreements are terminable at any time by the Company without penalty upon not more than 30 days' notice.

                  (d) Schedule 3.19(d) contains a true and complete list and description of all noncompetition agreements and covenants under which the Company or any of their respective officers, directors or employees or any shareholder of the Company is obligated, and true and complete copies of the same have been delivered to Pre-Cell heretofore. Except as described in Schedule 3.19(d), the Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and no such officer, director, key employee or shareholder of the Company is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 3.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered to Pre-Cell heretofore.

                  (e) Schedule 3.19(e) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or affiliate of the Company or with any associate, affiliate or employee of any affiliate of the Company, other than those disclosed in Schedule 3.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Pre-Cell heretofore.

                  (f) Schedule 3.19(f) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Pre-Cell heretofore. For the purposes of this subsection (f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than 90 days from the date hereof, (ii) involves payments or receipts by the Company in excess of $5,000, (iii) involves capital expenditures in excess of $5,000 or (iv) otherwise materially affects the Company.

                  (g)      Except as described in Schedule 3.19(g):

                           (i)  each   agreement,   contract,   arrangement   or
commitment described above in this Section 3.19 is, and after the Effective Time on identical terms will be, legal, valid, binding, enforceable and in full force and effect;

                           (ii) no event or  condition  has  occurred  or become
known to the Company or to the knowledge of the Company alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by the

Company or any other person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this
Section 3.19, or described or otherwise  disclosed  pursuant to this  Agreement;
and

                           (iii) no  person  with  whom the  Company  has such a
contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a material adverse effect on the business, operations or financial condition of the Company.

         3.20 Absence of Certain Changes. Since June 30, 2000, except as disclosed in Schedule 3.20, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the ordinary course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a lien upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the ordinary course; (iv) discharged or satisfied any lien other than a lien securing, or paid any obligation or liability other than, current liabilities shown on the Company Balance Sheet and current liabilities incurred since the Company Balance Sheet Date, in each case in the ordinary course; (v) cancelled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the ordinary course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a material adverse effect on the business, operations or financial condition of the Company; (vii) entered into any material transaction (other than this Agreement) or otherwise committed or obligated itself to any capital expenditure other than in the ordinary course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the ordinary course, none of which (individually or in the aggregate) has had or may have a material adverse effect on the Company; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the ordinary course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) except as set forth on Schedule 3.20(a) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 3.20(a) or Schedule 3.20(b) or other than in the ordinary course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (xiii) made or agreed to make any charitable contributions or incurred any non-business expenses; (xiv) changed or suffered change in any benefit plan or labor agreement affecting any employee of the Company otherwise than to conform to legal requirements; or (xv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

         3.21     Employees and Labor Matters.

                  (a) Schedule 3.21(a) contains a true and complete list of the names and current salary rates and bonus commitments to all present employees of the Company and all contracts, agreements, Plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, change in control payments, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Pre-Cell heretofore.

                  (b) Schedule 3.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements, arrangements or understandings under or by which the Company is obligated, and true and complete copies of all such written agreements, arrangements or understandings, and if oral, true and complete written summaries thereof, have been delivered to Pre-Cell heretofore.

                  (c) Except as set forth on Schedules 3.21(a) and 3.21(b), the Company will not have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Surviving Corporation from and after the Effective Time or have any liability for any severance payments to or similar arrangements with any such person who shall cease to be an employee or consultant of the Company at or prior to the Effective Time.

                  (d) There is not occurring or, to the Company's knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against either the Company or its premises or products. No union or other labor organization has attempted to organize any of the employees of the Company.

                  (e) no facts or circumstances are known to exist that could provide a reasonable basis for a claim of wrongful termination or employment discrimination by any current or former employee of the Company against the Company.

         3.22 Affiliations. Except as disclosed on Schedule 3.22, none of the shareholders of the Company, any officer, director or key employee of the Company or any associate or affiliate of the Company or any of such persons has, directly or indirectly, (i) a material interest in any person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a material beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

         3.23     Principal Customers and Suppliers.

                  (a) Schedule 3.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the

Company Balance Sheet Date, and since that date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

                  (b) Schedule 3.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Company Balance Sheet Date, and since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

         3.24 Compliance with Law. Through and including the date hereof, the Company (i) has not violated or conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any legal requirement, (ii) has not been alleged to be in violation of any legal requirement, and (iii) has not received any notice of any alleged violation of, or any citation for noncompliance with, any legal requirement.

         3.25 Corporate Records. The copies or originals of the Articles of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by Pre-Cell are true, complete and correct.

         3.26 Brokers' Fees. Except as set forth in Schedule 3.26, no broker, finder or similar agent has been employed by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and the Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

         3.27 Brokers. Except as set forth in Schedule 3.27, neither the Company nor any Shareholders has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Company and the Shareholders, jointly and severally, agree to indemnify Pre-Cell against, and hold it harmless from, any claim for brokerage or similar commissions or other compensation that may be made against Pre-Cell by any third party in connection with the transactions contemplated hereby.

         3.28     Disclosure.

                  (a) No representation or warranty of the Company in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.

There is no fact that the Company has not disclosed to Pre-Cell in writing that has had or, insofar as the Company can now foresee, may have a material adverse effect on the ability of the Company to perform fully this Agreement.

                  (b) To the extent that any  representation or warranty in this
Article III is qualified to the Company's or a Shareholder's "knowledge," the Company and Shareholders represent and warrant that it and they have made a due investigation sufficient to express an informed view concerning the matters to which such representation or warranty relates, including diligent inquiriesof the Company's officers, directors and employees, but not to the Company's accountant or attorney because there has been no attorney or accountant acting on behalf of the Company in connection with its general day to day operations and business affairs.

                  (c) Notwithstanding any provision herein contained to the contrary, no investigation by Pre-Cell shall affect the representations and warranties of the Company under this Agreement or contained in any document, certificate or other writing furnished or to be furnished to Pre-Cell in connection with the transactions contemplated hereby and such representations and warranties shall not be affected or deemed waived by reason of the fact that Pre-Cell knew or should have known that any of the same is or might be inaccurate in any respect.

                  (d) No disclosure in any Schedule referred to in this Article III will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable disclosure schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty regards the existence of the document or other item itself).

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES CONCERNING PRE-CELLAND PCF

         Pre-Cell and PCF represent and warrant to the Company that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article IV), except as set forth in the schedules hereto.

         4.1 Organization and Good Standing. Pre-Cell and PCF have been duly organized and are validly existing as corporations in good standing under the laws of the State of Colorado and Florida, respectively, with full power and authority (corporate and other) to own and lease their properties and to conduct their businesses as currently conducted. Pre-Cell and PCF have been duly qualified as a foreign corporation for the transaction of business and are in good standing under the laws of each jurisdiction in which Pre-Cell and PCF own or lease any property, or conduct any business, so as to require such qualification.

         4.2 No Conflicts. Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Pre-Cell or PCF is a party or by which Pre-Cell or PCF is bound or affected or to which any of the property or assets of Pre-Cell of PCF is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Pre-Cell or PCF or any legal requirement applicable to or binding upon either of them, (c) result in the creation or imposition of any lien upon any property or asset of Pre-Cell or PCF or (d) otherwise adversely affect the contractual or other legal rights or privileges of Pre-Cell or PCF. Schedule 4.2 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

         4.3 Capitalization. The authorized capital stock of Pre-Cell consists solely of 45 million shares of Pre-Cell Common Stock, of which only 39,851,859 shares are, and as the Effective Time will be, issued and outstanding. All of the shares of Pre-Cell Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and outstanding. Other than as set forth on
Schedule 4.3, (i) there are no existing options, warrants, right, calls or commitments of any character relating to the shares of Pre-Cell Common Stock or any other capital stock or securities of Pre-Cell, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Pre-Cell Common Stock or any other capital stock or securities of Pre-Cell and no commitments to issue such securities or instruments and no person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Pre-Cell Common Stock or any other capital stock or securities of Pre-Cell. The offer, issuance and sale of the shares of Pre-Cell Common Stock were accomplished in conformity with all legal requirements. PCF is a wholly owned subsidiary of Pre-Cell.

         4.4 SEC Reports and Financial Statements. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Pre-Cell United States Securities And Exchange Commission ("SEC") reports (the "Pre-Cell Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q or 8-K of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments), the consolidated financial position of Pre-Cell and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in all material respects.

         4.5      Intellectual Property.

                  (a) As used herein, "Pre-Cell Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(e) all computer software (including source code, data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium) of Pre-Cell.

                  (b) Pre-Cell owns or has the right to use pursuant to license, sublicense, agreement, or permission all Pre-Cell Intellectual Property necessary or desirable for the operation of Pre-Cell as presently conducted. Each item of Pre-Cell Intellectual Property owned or used by Pre-Cell immediately prior to the Effective Time will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Effective Time.

                  (c) Pre-Cell has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Pre-Cell Intellectual Property rights of any person, and Pre-Cell has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Pre-Cell must license or refrain from using any Pre-Cell Intellectual Property rights of any person). To the knowledge of Pre-Cell, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Pre-Cell Intellectual Property rights of Pre-Cell.

                  (d)  With  respect  to  each  item  of  Pre-Cell  Intellectual
Property: (i) Pre-Cell possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Pre-Cell, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) Pre-Cell has not ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         4.6 Indebtedness. Pre-Cell and PCF have no liability or obligation for Indebtedness other than as set forth on Schedule 4.6, and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to the Company heretofore. Except as described in Schedule 4.6, no event has occurred and no condition has become known to Pre-Cell or PCF (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or nonperformance by Pre-Cell, PCF or any other person under any instrument or document relating to or evidencing Indebtedness that would entitle any person to require Pre-Cell or PCF to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as set forth in Schedule 4.6, no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any person to or as a result of the consummation of the transactions contemplated by this Agreement.

         4.7      Judgments; Litigation.

                  (a) There is no (i) outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Entity against or affecting Pre-Cell, PCF or their respective properties, assets or businesses or (ii) action pending against or affecting Pre-Cell, PCF or their respective properties, assets or businesses.

                  (b) Except as set forth on Schedule 4.7, there is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of Pre-Cell or PCF relating to Pre-Cell, PCF or their respective businesses, (ii) legal action against or affecting, or to the knowledge of Pre-Cell, or PCF threatened against or affecting, Pre-Cell, PCF or their respective properties, assets or business, (iii) legal action pending or, to the knowledge of Pre-Cell or PCF, threatened against Pre-Cell's or PCF's officers, directors or employees relating to Pre-Cell, PCF or their respective businesses or (iv) basis for the institution of any legal action against Pre-Cell, PCF or any of their officers, directors, employees, properties or assets which, if decided adversely, would have a material adverse effect on business, operations or financial condition of Pre-Cell or PCF.

         4.8 No Undisclosed Liabilities. Except (i) to the extent set forth or provided for in the Pre-Cell Balance Sheet or the notes thereto, or (ii) as set forth on Schedule 4.8, as of the date hereof Pre-Cell has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including federal, state or local taxes with respect to or based upon the transactions or events occurring at or prior to the Effective Time.

         4.9 Permits, Licenses, Etc. Each of Pre-Cell and PCF possesses, and is operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to
(i) occupy, maintain, operate and use its real property as it is currently used and proposed to be used, and (ii) conduct its business as currently conducted and as proposed to be conducted.

         4.10 Consents. All consents, authorizations and approvals of any person to or as a result of the consummation of the transactions contemplated hereby, that are necessary or advisable in connection with the operations and business of Pre-Cell and PCF as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of Pre-Cell or PCF, have been lawfully and validly obtained by Pre-Cell or PCF, respectively.

         4.11 Absence of Certain Changes. Since April 30, 2000, except as disclosed in Schedule 4.11, neither Pre-Cell nor PCF has: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the ordinary course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a lien upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the ordinary course; (iv) discharged or satisfied any lien other than a lien securing, or paid any obligation or liability other than, current liabilities shown on the Pre-Cell Financial Statements and current liabilities incurred since the date of the most recent Pre-Cell Financial Statement, in each case in the ordinary course; (v) cancelled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the ordinary course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a material adverse effect on the business, operations or financial condition of Pre-Cell; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the ordinary course;
(viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the ordinary course, none of which (individually or in the aggregate) has had or may have a material adverse effect on Pre-Cell; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the ordinary course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiii) changed or suffered change in any benefit plan or labor agreement affecting any employee of Pre-Cell otherwise than to conform to legal requirements; or (xiv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

         4.12 Compliance with Law. Through and including the date hereof, Pre-Cell and PCF (i) have not violated or conducted their business or operations in violation of, and have not used or occupied their respective properties or assets in violation of, any legal requirement, (ii) to Pre-Cell's or PCF's knowledge, have not been alleged to be in violation of any legal requirement, and (iii) have not received any notice of any alleged violation of, or any citation for noncompliance with, any legal requirement.

         4.13 Brokers' Fees. No broker, finder or similar agent has been employed by or on behalf of Pre-Cell or PCF in connection with this Agreement or the transactions contemplated hereby, and Pre-Cell and PCF have not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

         4.14     Disclosure.

                  (a) No representation or warranty of Pre-Cell or PCF in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. There is no fact that Pre-Cell or PCF has not disclosed to the Company in writing that has had or, insofar as Pre-Cell or PCF can now foresee, may have a material adverse effect on the ability of Pre-Cell or PCF to perform fully this Agreement.

                  (b) To the extent that any  representation or warranty in this
Article III is qualified to Pre-Cell's or PCF's "knowledge," Pre-Cell represents and warrants that it has made a due investigation sufficient to express an informed view concerning the matters to which such representation or warranty relates, including diligent inquiries of Pre-Cell's officers, directors and employees, but not to Pre-Cell's or PCF's attorney because there has been not attorney acting on behalf of the Pre-Cell or PCF in connection with its general day to day operations and business affairs.

                  (c) Notwithstanding any provision herein contained to the contrary, no investigation by the Company shall affect the representations and warranties of Pre-Cell or PCF under this Agreement or contained in any document, certificate or other writing furnished or to be furnished to the Company in connection with the transactions contemplated hereby and such representations and warranties shall not be affected or deemed waived by reason of the fact that the Company knew or should have known that any of the same is or might be inaccurate in any respect.

                  (d) No disclosure in any Schedule referred to in this Article IV will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable disclosure schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty regards the existence of the document or other item itself).

                                    ARTICLE V
                       CONDUCT OF BUSINESS PENDING CLOSING

         During the period commencing on the date hereof and continuing through the Effective Time, each Constituent Corporation and Pre-Cell, as applicable, covenants and agrees with the other Constituent Corporation and in the case of Pre-Cell with the Company (except as expressly contemplated by this Agreement or to the extent that the other Constituent Corporation shall otherwise expressly consent in writing, and then solely to the extent set forth in such consent) that:

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

         5.1 Qualification. Such Constituent Corporation and Pre-Cell shall maintain all qualifications to transact business and remain in good standing in its jurisdiction of incorporation and in the foreign jurisdictions set forth on
Schedule 3.1(a).

         5.2 Ordinary Course. Such Constituent Corporation and Pre-Cell shall conduct its business in, and only in, the ordinary course and, to the extent consistent with such business, shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Effective Time. Such Constituent Corporation and Pre-Cell shall maintain its properties and assets in good condition and repair.

         5.3 Corporate Changes. Such Constituent Corporation shall not (a) amend its Certificate or Articles of Incorporation or Bylaws, (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any such shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any shares or any securities convertible into or exchange for such shares, or (f) liquidate or dissolve or obligate itself to do. In the event Pre-Cell intends to institute any of the corporate changes that are the subject of this Section 5.3, it shall provide the Company with notice of such intention prior to implementation of any such corporate change. Pre-Cell shall not liquidate or dissolve itself.

         5.4 Indebtedness. Such Constituent Corporation shall not incur any Indebtedness in excess of $1,000, sell any debt securities or lend money to or guarantee the Indebtedness of any person. Such Constituent Corporation shall not restructure or refinance its existing Indebtedness.

         5.5 Accounting. Such Constituent Corporation shall not make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it. Such Constituent Corporation shall maintain its books, records and accounts in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods.

         5.6 Compliance with Legal Requirements. Such Constituent Corporation and Pre-Cell shall comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the other Constituent Corporation in connection with any such requirements imposed upon the other Constituent Corporation, or upon any of its affiliates, in connection therewith or herewith.

         5.7 Disposition of Assets. Such Constituent Corporation shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any lien upon any of its properties or assets, tangible or intangible, or any interest in, except for sales of inventory in the ordinary course. In the event Pre-Cell intends to dispose of any such assets, it shall provide notice of such disposition to the Company.

         5.8 Compensation. Such Constituent Corporation shall not (a) adopt or amend in any material respect any Plan, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any legal requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of such Constituent Corporation.

         5.9 Modification or Breach of Agreements; New Agreements. Such Constituent Corporation shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. Such Constituent Corporation shall refrain from becoming a party to any contract or commitment other than in the ordinary course. Such Constituent Corporation shall meet all of its contractual obligations in accordance with their respective terms.

         5.10 Consents. Such Constituent Corporation and Pre-Cell shall use its commercially reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof.

         5.11 Maintain Insurance. Such Constituent Corporation and Pre-Cell shall maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or cancelled.

         5.12 Discharge. Such Constituent Corporation shall not cancel, compromise, release or discharge any claim of such Constituent Corporation upon or against any Person or waive any right of such Constituent Corporation of material value, and not discharge any lien upon any asset of such Constituent Corporation or compromise any debt or other obligation of such Constituent Corporation to any person other than liens, debts or obligations with respect to current liabilities of such Constituent Corporation.

         5.13 Actions. Such Constituent Corporation shall not institute, settle or agree to settle any legal action before any Governmental Entity.

         5.14 Permits. Such Constituent Corporation and Pre-Cell shall maintain in full force and effect, and comply with, all Permits.

         5.15 Tax Assessments and Audits. Such Constituent Corporation and Pre-Cell shall furnish promptly to the other Constituent Corporation a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to such Constituent Corporation's operations for periods ending on or prior to the Effective Time.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

         6.1 Covenants of the Constituent Corporations. During the period from the date hereof through the Effective Time, each Constituent Corporation and Pre-Cell agrees to:

                  (a) deliver to the other Constituent Corporation on or before the execution of this Agreement, a true, accurate and complete copy of the schedules contemplated by or described in Articles III and IV respectively, as such schedules may thereafter be amended, supplemented or updated with the prior written consent of the other Constituent Corporation, and then solely to the extent set forth in such consent;

                  (b) comply promptly with all requirements that applicable legal requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the other Constituent Corporation in connection with any such requirements imposed upon the other Constituent Corporation or upon any of its affiliates in connection therewith or herewith;

                  (c) use its commercially reasonable efforts to obtain (and to cooperate with the other Constituent Corporation in obtaining) any consent, authorization or approval of, or exemption by, any person required to be obtained or made by such Constituent Corporation in connection with the transactions contemplated by this Agreement;

                  (d) use its commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 7.1 of this Agreement; provided, however it shall be the primary responsibility of Pre-Cell to obtain the Regulatory Approvals referred to in Section 6.9 hereof, and neither the Company nor its Shareholders shall be obligated to incur any third party expense related thereto or in connection therewith;

                  (e) promptly advise the other Constituent Corporation orally and, within three business days thereafter, in writing of any change in such Company's business or condition that has had or may have a material adverse effect on the business, operations or financial condition of such Constituent Corporation or upon the ability of such Constituent Corporation to consummate the transactions contemplated herein; and

                  (f) deliver to the other Constituent Corporation prior to the Effective Time a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent the other Constituent Corporation from terminating this Agreement pursuant to Section 8.1(c) hereof at any time at or prior to the Effective Time in respect of any original untrue or misleading statement.

         6.2      Access and Information.

                  (a) During the period commencing on the date hereof and continuing through the Effective Time, each Constituent Corporation shall afford to the other Constituent Corporation and to the other Constituent Corporation's accountants, counsel, investment bankers and other representatives, reasonable access to all of its properties, books, contracts, commitments, records and personnel and, during such period, to cause such Constituent Corporation to furnish promptly to the other Constituent Corporation all information concerning its business, properties and personnel as the other Constituent Corporation may reasonably request.

                  (b)  Except  to the  extent  permitted  by the  provisions  of
Section 6.6 hereof, each Constituent Corporation shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by the other Constituent Corporation concerning such other Constituent Corporation and shall not disclose such information to any third party except as may be required by applicable legal requirement and except for information that (i) is or becomes generally available to the public other than as a result of disclosure by such other Constituent Corporation or its representatives, (ii) becomes available to the other Constituent Corporation or its representatives from a third party other than such other Constituent Corporation, and the other Constituent Corporation or its representatives have no reason to believe that such third party is not entitled to disclose such information, (iii) is known to the other Constituent Corporation or its representatives on a non-confidential basis prior to its disclosure by such other Constituent Corporation or (iv) is made available by such other Constituent Corporation to any other person on a non-restricted basis. The Constituent Corporation's obligations under the foregoing sentence shall expire at the Effective Time or, if the Closing does not occur, two years after the date hereof.

         6.3 Expenses. All costs and expenses (including, without limitation, all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

         6.4 Certain Notifications. At all times from the date hereof to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Article VII hereof.

         6.5 Publicity; Employee Communications. At all times prior to the Effective Time, each Constituent Corporation and Pre-Cell shall obtain the consent of the others prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of such Constituent Corporation or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any information to any of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of the terms of this Section 6.5. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to applicable legal requirement or from complying with its legal or contractual obligations.

         6.6      Further Assurances.

                  (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement.

                  (b) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of the Surviving Corporation shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

         6.7      Competing Offers.

                  (a) The Company hereby undertakes and agrees that, for the period from the date hereof until the Effective Time, or if the transactions contemplated hereby are not consummated on or prior to March 1, 2001 (the "Termination Date"), until the Termination Date, subject to the duties imposed by applicable law, the Company will not, nor will the Company permit any of its subsidiaries or any of its affiliate (or authorize or permit any of their respective representatives) to, take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any person (a) to engage in any Business Combination, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination or (c) to furnish or cause to be furnished any information with respect to the Company or any of its subsidiaries to any person who the Company or any subsidiary, affiliate or representative knows or has reason to believe is in the process of considering any Business Combination. If the Company or any subsidiary, affiliate or representative of the Company receives from any person any offer, inquiry or informational request referred to above, the Company will promptly advise such person, by written notice, of the terms of this paragraph and will promptly, orally and in writing, advise Pre-Cell of such offer, inquiry or request and deliver a copy of the foregoing notice to Pre-Cell. For purposes hereof, "Business Combination" means any merger, consolidation or combination to which such Constituent Corporation or any of its subsidiaries is a party, any sale, dividend, split or other disposition of capital stock or other equity interest of such Constituent
Corporation or any of its subsidiaries or any sale, dividend or other disposition of all or substantially all of the assets and properties of such Constituent Corporation or any of its subsidiaries.

                  (b) Pre-Cell and PCF hereby undertake and agree that from the date of this Agreement until the Termination Date, Pre-Cell and PCF will provide the Company with prior written notice of (a) any Business Combination, (b) any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for any Business Combination. In the event Pre-Cell or PCF consummate a Business Combination prior to Closing and such Business Combination has a material adverse effect on Pre-Cell or the value of its common stock, then the Company shall have no further obligation to consummate the transactions which are the subject of this Agreement.

         6.8 Inconsistent Action. The Constituent Corporations and Pre-Cell shall not take or suffer to be taken any action that would cause any of the representations or warranties of any of such Constituent Corporation or Pre-Cell in this Agreement to be untrue, incorrect, incomplete or misleading.

         6.9 Regulatory Approval. The parties agree to use their commercially efforts to take, as promptly as possible, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, and the parties specifically agree to use their commercially reasonable efforts to obtain the authorizations, consents and approvals of and filings with any governmental or regulatory agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement (the "Regulatory Approvals"), and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are in the opinion of the Company or Pre-Cell necessary or desirable in connection with the transactions contemplated by this Agreement. Until such time as the Regulatory Approvals have been obtained, (i) there shall be no change in the ownership of the Company and no transfer of control whatsoever over Company's certificates of public convenience and necessity, and
(ii) the Company, its current shareholders, officers, directors and employees shall remain directly and solely responsible for compliance with all applicable provisions of federal telecommunications law, state public service commission laws and all applicable regulations and policies thereunder which are binding upon it.

         6.10 Guarantees. Pre-Cell and PCF (i) will use their reasonable best efforts, prior to the Closing ( and subsequent to Closing if necessary), to cause the release of the personal guarantee of Steve Watson to People's First Community Bank ("PFCB"), together with the mortgage securing same, which guarantees the Company's line of credit with PFCB, including substituting therefor a guarantee executed by Pre-Cell and/or PCF and (ii) indemnify, defend and hold harmless Steve Watson, as contemplated by Article X, from and against all cost, claim, liability or expense arising out of or in connection with any such guaranty after the Closing.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO PRe-Cell and PCF CLOSING

         7.1 Conditions of Pre-Cell and PCF. Notwithstanding any other provision of this Agreement, the obligations of Pre-Cell and PCF to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

                  (a) There shall not be instituted and pending or threatened any legal action before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by PCF or Pre-Cell of all or a material portion of the business or assets of the Company, or to compel the Company to dispose of or hold separate all or a material portion of the business or assets of the Company;

                  (b) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same effect as if made at the Effective Time and the Company shall have complied with all material covenants and agreements and satisfied all material conditions required to be performed or satisfied on or prior to the Effective Time;

                  (c) Pre-Cell and PCF shall have received from the President of the Company a certificate dated the Closing Date in substantially the form attached as Exhibit A hereto;

                  (d) Each Shareholder of the Company shall have entered into a Noncompetition Agreement with Surviving Corporation in substantially the form attached as Exhibit B hereto, (collectively, the "Noncompetition Agreements");

                  (e) Pre-Cell and PCF shall have concluded (through its representatives, accountants, counsel and other experts) an investigation of the business, condition (financial and other), properties, assets, prospects, operations and affairs of the Company and shall be satisfied, in its sole discretion, with the results thereof;

                  (f) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Pre-Cell, PCF and their counsel;

                  (g) Pre-Cell shall have received reasonable assurances from those employees of the Company set forth on Exhibit 7.1(g) that they will remain in the employ of the Surviving Corporation for a reasonable period of time following the consummation of the transactions contemplated hereby; and

                  (h) All consents from third parties, including from any Governmental Entity or other person, necessary for the consummation of the transactions contemplated hereby as contemplated by Section 6.9 shall have been obtained.

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO THE COMPANY CLOSING

         8.1 Conditions of the Company. Notwithstanding any other provision of this Agreement, the obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

                  (a) There shall not be instituted and pending or threatened any legal action before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by PCF or Pre-Cell of all or a material portion of the business or assets of the Company, or to compel the Company to dispose of or hold separate all or a material portion of the business or assets of the Company;

                  (b) The representations and warranties of Pre-Cell in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same effect as if made at the Effective Time and Pre-Cell shall have complied with all material covenants and agreements and satisfied all material conditions required to be performed or satisfied on or prior to the Effective Time;

                  (c) The Company shall have received from the President of Pre-Cell and PCF a certificate dated the Closing Date in substantially the form attached as Exhibit A hereto;

                  (d) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance satisfactory the Company and its counsel;

                  (e) All consents from third parties, including from any Governmental Entity or other person, necessary for the consummation of the transactions contemplated hereby as contemplated by Section 6.9 shall have been obtained.

                  (f)  No  change  in  the   capitalization   of   Pre-Cell   as
contemplated by Section 5.3 shall have occurred which materially and adversely affected the price of the capital stock of Pre-Cell.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual consent of the Constituent Corporations and Pre-Cell;y either Constituent Corporation, by written notice to the other Constitutent Corporation if the Merger shall not have been consummated on or before the Termination Date (or such later date as the Constituent Corporations may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement; orby either Constituent Corporation if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the other Constituent Corporation under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 6.1 have not been met at or before the Effective Time, and, in each case, such Constituent Corporation is not then in material default of its obligations hereunder.

                    (d) by the Company if there has been a material adverse change to the value of the shares of Pre-Cell as a result of a Business Combination (as defined in Section 6.7(a) which occurs prior to Closing as provided in Section 6.7(b).

         9.2      Effect of Termination.

                  (a) In the case of any termination of this Agreement as provided in 9.1(a), (b), (c) or (d), the provisions of Section 6.2(b) and 6.3 shall remain in full force and effect.

                  (b) Upon termination of this Agreement as provided in Section 9.1(a), except as stated in subsection (a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

                  (c) In the event of termination of this Agreement as provided in Section 9.1(b) or (c) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

         9.3 Amendment. This Agreement may be amended at any time by a written instrument executed by each Constituent Corporation.

         9.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.4 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the second anniversary of the Closing Date; provided, that the representations and warranties contained in Sections 3.12, and 3.14, shall not terminate until the expiration of any applicable statute of limitations; and provided, further, that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.5(a), 3.17, 4.1, 4.2, and 4.3 shall not terminate, but shall continue indefinitely.

         10.2 Indemnification by the Company and the Shareholders. The Company and the Shareholders, jointly and severally, jointly and severally agree to indemnify, defend and hold harmless Pre-Cell and PCF and their respective directors, officers, shareholders, employees, agents, attorneys, consultants, Affiliates, successors, permitted assigns, and legal representatives from and against all direct and indirect losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (including, without limitation, all reasonable costs of experts and all reasonable costs incidental to or in connection with any appellate process) (collectively, "Damages") asserted against or incurred by Pre-Cell or PCF arising out of, in connection with or resulting from:

         (a) any material inaccuracy in or breach of any representation or warranty made by the Company and/or the Shareholders in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or

         (b) the failure of the Company or the Shareholders to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company or the Shareholders pursuant to this Agreement or the Noncompetition Agreements.

         10.3 Indemnification by Pre-Cell and PCF. Pre-Cell and PCF, jointly and severally, jointly and severally agree to indemnify, defend and hold harmless, the Company and its officers, Shareholders, employees, agents, attorneys, consultants, Affiliates, successors, permitted assigns, and legal representatives from and against all Damages asserted against or incurred by the Company arising out of, in connection with or resulting from:

         (a) any material inaccuracy in or breach of any representation or warranty made by the Pre-Cell and/or PCF in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or

         (b) the failure of Pre-Cell or PCF to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company or the Shareholders pursuant to this Agreement.

         10.4     Third Party Claims.

                  (a)  If any  party  entitled  to be  indemnified  pursuant  to
Section 10.2 or 10.3 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any legal action (any such claim or legal action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

                  (b) The Indemnifying Party shall have thirty days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, and then solely to the extent set forth in such consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

                  (c) If the Indemnifying Party does not notify the Indemnified Party within thirty days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

                  (d) Anything contained in this Section 10.4 to the contrary notwithstanding, an Indemnifying Party shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, upon advise of counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of such Indemnified Party.

         10.5 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) reputable overnight courier, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

         If to the Company:                 If to Pre-Cell:

         Teleconex, Inc.                    Pre-Cell Solutions, Inc.
         4100 Barracas Avenue               385 East Drive
         Pensacola, FL 32507                Melbourne, Florida 32904
         Attention: Steve Watson,           Attention:  Thomas E. Biddix,
                    President                           Chief Executive Officer

         With a copy to:                    With a copy to:

         Charles Ryan Hickman, Esq.         Tobin & Reyes, P.A.
         Charles Ryan Hickman, P.A.         7251 W. Palmetto Park Road
         Suite 300                          Suite 205
         230 Royal Palm Way                 Boca Raton, FL 33433
         Palm Beach , Florida 33480         Attention: David Tobin, Esq


         11.2 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

         11.3 Entire Agreement. This Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

         11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Constituent Corporations, Pre-Cell and their respective successors and assigns; provided, however, that neither Constituent Corporation shall directly or indirectly transfer or assign any of such Constituent Corporation's respective rights hereunder in whole or in part without the prior written consent of the other Constituent Corporation, and then solely to the extent set forth in such consent, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, and except as set forth in Article VIII, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

         11.6 Recitals; Schedules and Exhibits. The recitals, schedules and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

         11.7 Construction. The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida.

         11.9 Expenses. Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         11.10 Taxes. Any income, sales, transfer, use or excise taxes payable in connection with these transactions shall be paid by the party responsible therefor under applicable local law.

         11.11 Attorneys' Fees. In the event that a suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the prevailing party shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the non-prevailing party.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                            TELECONEX, INC.

                                            By:
                                               ---------------------------------
                                               Printed name:
                                               Title:


                                            PRE-CELL SOLUTIONS,
                                            a Colorado Corporation

                                            By:
                                               ---------------------------------
                                               Printed name:
                                               Title

                                            PRE-CELL SOLUTIONS,
                                            a Florida Corporation

                                            By:
                                               ---------------------------------
                                               Printed name:
                                               Title

                                            THE SHAREHOLDERS:

                                               /s/ Steven T. Watson
                                               ---------------------------------
                                               Steven T. Watson

                                               /s/ Chris S. Watson
                                               ---------------------------------
                                               Chris S. Watson

                                               /s/ Paul T. Watson
                                               ---------------------------------
                                               Paul T. Watson